DATED     May 1, 2004
                              ---------------------



                                DFS OKINAWA K.K.

                                       AND

                               ASIA PAYMENTS, INC.



                  ____________________________________________


                             SYSTEM DEVELOPMENT AND
                               SERVICES AGREEMENT

                  ____________________________________________




                           Asia Payment Systems, Inc.
                              800 5th Avenue #4100
                                Seattle, WA 98104

Tel: 1-206-447-1379                                          Fax: 1-206-470-1150

THIS  AGREEMENT  is  made  as  of  May  1,  2004  ("Effective  Date")

BETWEEN:

(1)  DFS  OKINAWA  K.K.  a  Japanese  corporation  ("DFS");  and

(2) ASIA PAYMENTS, INC., a Delaware corporation with its principal office located at 704 N. King Street Suite 500, Wilmington, Delaware, U.S.A ("API").

WHEREAS:

(A) API is in the business of developing computer system and software applications enabling acceptance and settlement of credit card payment transactions; and

(B) DFS and API desire to enter into a business relationship pursuant to which, among other things, API will develop a system according to DFS specifications and guidelines to authenticate credit card payment by DFS's customers (and the customers of certain DFS affiliates), as more particularly described in Schedule 1 ("the System").

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

1.   DEVELOPMENT  OF  SYSTEM

1.1 Immediately after the Effective Date, both parties shall negotiate in good faith and use commercial best efforts to perform their respective obligations under this Agreement.

1.2 All System development works to be undertaken by API will be substantially completed so as to permit commercial operation according to the features, operating and other performance parameters of the System as may be reasonably necessary or agreed between API and DFS ("System Specifications") not later than 1 July, 2004 or other date mutually agreed by the parties (the "Service Commencement Date"). The System Specifications shall include, but not be limited, to those specified in Schedule 2 attached hereto.

1.2 From time to time as appropriate in the course of the development activities to be undertaken pursuant to this Agreement, each of API and DFS shall provide the other party (and their nominees) with additional technical or other information to the extent the other party reasonably deems necessary for such other party to perform obligations expressed or contemplated hereunder, or such other obligations as may be ancillary or incidental to express obligations.

1.3 Unless otherwise specified herein, each party shall bear any and all of its own costs and expenses incurred in connection with its obligations under this Agreement or at law.


                           Asia Payment Systems, Inc.
                              800 5th Avenue #4100
                                Seattle, WA 98104

Tel: 1-206-447-1379                                          Fax: 1-206-470-1150

2.   SETTLEMENT  SERVICES

2.1 Immediately following: (a) the completion of the System in accordance with the System Specifications; and (b) the acceptance of the System following user testing, API shall make available to DFS the settlement service as described in Part I of Schedule 3 for the duration of this Agreement ("Settlement Services").

2.2 The availability of Authorisation and Sales Capture applications (as described in Schedule 1) of the Settlement Services for DFS's use shall, during any calendar month, be not less than 98% of the time (based on 24
                                                    ---
     hours per calendar day) ("Service Level Commitment"), save for scheduled maintenance or scheduled downtime ("Maintenance"), or failure of any of DFS's equipment that is not due to any intentional or negligent act or omission. Any Maintenance must be agreed in writing by DFS and API, at least fourteen calendar days prior to the contemplated event and DFS may not unreasonably condition, delay or withhold agreement. For the avoidance of doubt any Maintenance must be carried out and completed using all reasonable haste. For the purposes of this Agreement, the Service Level Commitment shall be incontrovertibly deemed to be a material obligation of API under this Agreement.

2.3 Subject to API performing its obligations under this Agreement, DFS shall pay API the service fees as described in Part II of Schedule 3. In addition, unless otherwise specified in Schedule 3, DFS will, within 15 calendar days of receiving an invoice, pay or reimburse API for:

     (a)  reasonable  travel  expenses  incurred  by  API's  personnel;

     (b) reasonable out of pocket expenses incurred by API's personnel whilst travelling; and

     (c)  all  sales  taxes,  value  added  taxes  and goods and services taxes,

     provided API obtains DFS's prior written approval for all individual travel expenses exceeding US$2000 and individual out of pocket expenses exceeding US$150, the relevant expenses or taxes are incurred by API and its personnel in good faith in the course of API performing its obligations under this Agreement, and that original documentary evidence, reasonably satisfactory to DFS, is provided with any corresponding invoice that API may be entitled to issue from time to time.

3.   INTELLECTUAL  PROPERTY  RIGHTS

     (a) All intellectual property and related rights in and to technical information of either party which is provided to the other party in the course of the development of the System or its portion hereunder shall continue to belong to such providing party.

     (b) Each party ("First Party") shall indemnify and hold the other party ("Second Party") harmless from: any (i) claims by; and (ii) damages awarded to, a third party where that third


                           Asia Payment Systems, Inc.
                              800 5th Avenue #4100
                                Seattle, WA 98104

Tel: 1-206-447-1379                                          Fax: 1-206-470-1150
     party's intellectual property rights have been infringed by reason of any act, omission or breach of the First Party, and all costs and expenses reasonably incurred by the Second Party.

4.   GENERAL

4.1  Confidentiality

     (a) Confidential Information. "Confidential Information" means any confidential technical data, trade secret, know-how or other confidential information disclosed by any party hereunder in writing, orally, or by drawing or other form which must be marked by the disclosing party as "Confidential" or "Proprietary". If such information is disclosed orally, or through demonstration, in order to be deemed Confidential Information, it must be specifically designated as being of a confidential nature at the time of disclosure and reduced in writing and delivered to the receiving party within ten calendar days of such disclosure.

     (b) Exclusions. Notwithstanding the foregoing, Confidential Information shall not include information which:

          (i) is known to the receiving party at the time of disclosure or becomes known to the receiving party without breach of this Agreement;

          (ii) is or become publicly known through no wrongful act of the receiving party or any subsidiary of the receiving party;

          (iii) is rightfully received from a third party without restriction on disclosure;

          (iv) is independently developed by the receiving party or any of its subsidiary;

          (v) is furnished to any third party by the disclosing party without restriction on its disclosure;

          (vi) is approved for release upon a prior written consent of the disclosing party;

          (vii) is disclosed pursuant to judicial order, requirement of a governmental agency or by operation of law.

     (c) Nondisclosure. The receiving party agrees that it will not disclose any Confidential Information to any third party and will not use Confidential Information of the disclosing party for any purpose other than for the performance of the rights and obligations hereunder during the term of this Agreement and indefinitely thereafter, without the prior written consent of the


                           Asia Payment Systems, Inc.
                              800 5th Avenue #4100
                                Seattle, WA 98104

Tel: 1-206-447-1379                                          Fax: 1-206-470-1150
          disclosing party. The receiving party further agrees that Confidential Information shall remain the sole property of the disclosing party and that it will take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information by its employees. No license shall be granted by the disclosing party to the receiving party with respect to Confidential Information disclosed hereunder unless otherwise expressly provided herein.

     (d) Return of Confidential Information. Upon the request of the disclosing party, the receiving party will promptly return all Confidential
          Information  furnished  hereunder  and  all  copies  thereof.

     (e) Publicity. Neither party shall disclose any of the specific terms of this Agreement to any third party without the prior written consent of the other party, which consent shall not be withheld unreasonably.

4.2  Term  and  Termination.

     (a) This Agreement shall become effective on the Effective Date. API must commence performance of the Settlement Services upon the Service Commencement Date and the obligations to perform and pay for such services shall remain in force for one (1) year from the Service Commencement Date and thereafter will be renewed automatically for successive one (1) year terms.

     (b) Either API or DFS may terminate this Agreement without cause by giving to the other party six months' prior notice in writing. In the event of the giving of such notice, the parties shall cooperate in good faith to ensure a smooth transition to a successor service provider.

     (c) Notwithstanding the above, either party may terminate this Agreement with immediate effect, at its sole discretion, upon giving written notice to the other party, in case:

          (i) the other party defaults in the performance of any material obligation hereunder, and if any such default is capable of and cannot corrected within ninety calendar days after the defaulting party receives written notice of such default from the non-defaulting party; or

          (ii) the other party files a petition in bankruptcy, or is adjudicated bankrupt, or makes a general assignment for the benefit of creditors, or becomes insolvent, or is otherwise unable to meet its business obligations for a period of three consecutive months; or

          (iii) an event of Force Majeure (as defined in clause 4.5) lasts for more than ninety consecutive calendar days or occurs on at least ninety days in any consecutive period of one hundred and eighty calendar days.


                           Asia Payment Systems, Inc.
                              800 5th Avenue #4100
                                Seattle, WA 98104

Tel: 1-206-447-1379                                          Fax: 1-206-470-1150

     (d) Upon expiration or termination of this Agreement, all rights and obligations hereunder shall terminate forthwith except the provisions of clauses 3 and 4.

4.3  Exclusions.

     (a) Except: (i) as expressly provided in this Agreement or as API may expressly agree in writing from time to time; or (ii) as required by law, API makes no other representation or warranty, express or implied, regarding the System or the Settlement Services.

     (b) Except for a breach of clause 4.1 or any breach due to intentional misconduct or recklessness, no party will be liable to any other party for indirect or consequential loss or damages, even if the relevant party may have known or contemplated that such losses or damages could be suffered.

4.4 Limitation of Liability. Except for any indemnities given under Clause 3(b), the liability of API shall be limited to, at the option of API, performance of any Services which were not performed according to this Agreement or the refunding of monies paid to API in respect of such services. If API is liable to DFS for any matter arising out of or relating to the negotiation, formation, performance or non-performance of this Agreement, whether based on an action or claim in contract, equity, negligence, tort or otherwise, API shall not be liable for all events for any damages, howsoever sustained by DFS, exceeding the total amounts paid to API by DFS as Settlement Service Fees under this Agreement.

4.5 Force Majeure. Either party shall not be liable to the other for failure to perform any part of this Agreement, except for any due payment obligation, when such failure is due to fire, flood, strikes, labour troubles or other industrial disturbances, inevitable accidents, war (declared or undeclared), embargoes, blockages, legal restrictions, governmental regulations or orders, riots, insurrections, or any cause beyond the control of such party. The party so prevented from performance shall, however, use diligent efforts to resume performance.

4.6 Assignment. The parties shall not assign or transfer this Agreement, in whole or in part, or any right or obligation hereunder to any third party without the prior written consent of the other party. Subject to the foregoing, this Agreement and the parties' rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.7 Governing Law. This Agreement will be interpreted and enforced in accordance with the laws of the Japan without reference to conflicts of law principles.

4.8 Dispute Resolution. Each party will make reasonable best efforts to amicably resolve any disputes or claims under this Agreement among the parties. The parties shall attempt in good faith to resolve any dispute between them promptly by negotiation between executives. Either party may send the other a request to negotiate. If the negotiation does not result in resolution within 45 days of the notice, the parties shall endeavor to resolve the dispute by mediation. Any dispute which remains unresolved 90 days after appointment of a mediator, or if the parties are unable to agree on a


                           Asia Payment Systems, Inc.
                              800 5th Avenue #4100
                                Seattle, WA 98104

Tel: 1-206-447-1379                                          Fax: 1-206-470-1150
     mediator or the mediation procedures, shall be resolved by binding arbitration by a sole arbitrator in Tokyo, Japan. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. These procedures will apply to any and all disputes that may arise between the parties or between their respective principals, officers, directors, employees, agents, subsidiaries, parents, predecessors, successors, assigns, heirs or related entities.

4.9 Notice. Any notice required or permitted to be given under this Agreement shall be delivered (i) by hand, (ii) by international commercial courier, to the addresses set forth below. Notice so given shall be deemed effective when received or if not received by reason or fault of addressee, when delivered. Either party may change its address for notices by notice to the other party.

     If  to  DFS,  to:

     DFS  Okinawa  K.K.
     Shin Ohsaki Kangyo Building
     1-6-4 Ohsaki
     Shinagawa-ku
     Tokyo 141-0032, Japan


     If  to  API,  to:

     Asia  Payment  Systems,  Inc.
     800  5th  Avenue  #4100
     Seattle,  WA  98104
     United  States
     Fax:  1-206-470-1150

4.11 Waiver. Should either party fail to exercise or enforce any provision of this Agreement or to waive any rights in respect thereto, such waiver or failure shall not be construed as constituting a continuing waiver or a waiver of any other right.

4.12 Severability. In the event that any provision or provisions of this Agreement shall be held to be unenforceable, the parties shall renegotiate those provisions in good faith to be valid, enforceable substitute provisions which provisions shall reflect as closely as possible the intent of the original provisions of this Agreement. If the parties fail to negotiate a substitute provision, this Agreement will continue in full force and effect without said provision and will be interpreted to reflect the original intent of the parties.

4.13 Entire Agreement. This Agreement, including the Exhibit(s) referred to herein and attached hereto sets forth the entire understanding of the parties, and supersedes any prior agreement between or among the parties with respect to the subject matter hereof. This Agreement shall not be amended or modified except by written instrument signed by the duly authorized representatives of the parties hereto.


                           Asia Payment Systems, Inc.
                              800 5th Avenue #4100
                                Seattle, WA 98104

Tel: 1-206-447-1379                                          Fax: 1-206-470-1150

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, effective as of the Effective Date.

DFS OKINAWA K.K.                                 ASIA PAYMENTS, INC.


By______________________
  Satoru Horikawa                                By______________________
  Representative Director                          Name:
                                                   Title:




                           Asia Payment Systems, Inc.
                              800 5th Avenue #4100
                                Seattle, WA 98104

Tel: 1-206-447-1379                                          Fax: 1-206-470-1150

                                   SCHEDULE 1
                                   ----------

                                     System
                                     ------

1.   Description

     The System will (i) permit processing of credit card transactions; (ii) will enable acceptance and settlement of JCB, Diner's Card, American Express, MasterCard and VISA ("Charge Card") transactions; and (iii) provide a complete and extensive range of customer report data including, but not limited to, customer and merchant transaction histories.

2.   API's  responsibility

     API will be responsible for: (i) establishing and maintaining such hardware, software, systems (including, but not limited to the updating of such hardware, software and/or systems as may be required from time to time), binding and non-binding third party relationships, and any other activity that may be ancillary or incidental to the foregoing and as may be necessary to co-ordinate and promptly procure Authorisations, Sales Capture and related transactions (i.e. Void, Credit, Refund); and (ii) informing DFS in writing from time to time of the locations to which Secured Information must be transmitted, any necessary passwords, the format of Secured Information and giving DFS such information as it may require or reasonably request to obtain Authorisation, Sales Capture and related Credit Card transactions.

3.   DFS's  responsibility

     DFS will provide transaction data to API in a format acceptable to both parties in respect of and concerning all Authorisations, Sales Capture and/or other related Credit Card transactions. DFS will, in addition, provide instructions as to which credit card transactions are to be processed by API and such transactions are to be processed in which currencies and in which jurisdictions as DFS may require from time to time.


                           Asia Payment Systems, Inc.
                              800 5th Avenue #4100
                                Seattle, WA 98104

Tel: 1-206-447-1379                                          Fax: 1-206-470-1150

                                   SCHEDULE 2
                                   ----------

                              System Specifications



                               [GRAPHIC REDACTED]



                           Asia Payment Systems, Inc.
                              800 5th Avenue #4100
                                Seattle, WA 98104

Tel: 1-206-447-1379                                          Fax: 1-206-470-1150

                                   SCHEDULE 3
                                   ----------

                           Part I- Settlement Services
                           ---------------------------

API shall process credit card transactions for DFS in such currencies as agreed between the parties from time to time and arrange settlement with banks to be designated by DFS from time to time.

API will perform Authorisation, Sales Capture, and related Credit Card transactions and other related activities as described in Schedule 1.



                        Part II- Settlement Service Fees
                        --------------------------------

1.   [Redacted]

2.   Per  Transaction  Fee

     [Redacted] for each occasion there is an Authorisation, Authorisation and Sales Capture, Sales Capture, Disbursement, Refund, Credit or Void transaction sent to API by DFS for follow on processing ("Activity").


                            Part III - Other Services
                            -------------------------

     All other services not expressly agreed as of the Effective Date, that API may be willing to perform for DFS , will be charged at the rate of [Redacted] per hour in addition to reimbursement for travel and out of pocket expenses reasonably incurred by API or API personnel, unless otherwise agreed in writing by the parties. For the avoidance of doubt, such services will include hosting, customisation or additional development work, ongoing maintenance and training. API must: (a) obtain DFS's prior written approval for all individual travel expenses exceeding [Redacted] and individual out of pocket expenses exceeding [Redacted]; (b) incur such expenses in good faith in the course of API performing its obligations under this Agreement; and (c) furnish original documentary evidence, reasonably satisfactory to DFS, with any corresponding invoice that API may be entitled to issue from time to time.))


                           Asia Payment Systems, Inc.
                              800 5th Avenue #4100
                                Seattle, WA 98104

Tel: 1-206-447-1379                                          Fax: 1-206-470-1150